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                                                                  Exhibit(e)(5)

LOGO The AIG Life Companies (U.S.)
--------------------------------------------------------------------------------

                            EXECUTIVE ADVANTAGE(SM)

                            LOAN/SURRENDER REQUEST

Policy Number: ________________ Policyholder: ________________________________
                                          (Last Name, First Name, Middle Name)

Insured: ________________________________________________ Social Security No.:
____-_____-_____
       (Last Name, First Name, Middle Name)

LOAN REQUEST

   . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

       [_]Maximum Amount Available (may vary by Subaccount)

       [_]$ ______ in cash or maximum amount available, if less

SURRENDER REQUEST

       [_]Full surrender (original policy or lost policy affidavit must be enclosed)

       [_]Partial surrender in the amount of $ ______ or for ______% of cash surrender value

   .   No more than two (2) surrenders may be made during each Certificate Year.

   . An expense charge and/or a surrender charge may be assessed according to the Certificate.

   . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                             Amount   Percent
                                                            --------- -------

   Guaranteed Account
                                                            $________  ____%
      AllianceBernstein Variable Product Series Fund, Inc..

      Growth Portfolio..................................... $________  ____%
      Growth and Income Portfolio.......................... $________  ____%
      Large Cap Growth Portfolio........................... $________  ____%
      Small Cap Growth Portfolio........................... $________  ____%

   American Century Variable Portfolios, Inc.
      VP Income & Growth Fund.............................. $________  ____%
      VP International Fund................................ $________  ____%

   BlackRock Variable Series Funds, Inc.
      BlackRock Basic Value V.I. Fund...................... $________  ____%
      BlackRock Fundamental Growth V.I. Fund............... $________  ____%
      BlackRock Government Income V.I. Fund................ $________  ____%
      BlackRock Value Opportunities V.I. Fund.............. $________  ____%

   Credit Suisse Trust
      Emerging Markets Portfolio........................... $________  ____%
      Global Small Cap Portfolio........................... $________  ____%
      International Focus Portfolio........................ $________  ____%
      Large Cap Value Portfolio............................ $________  ____%
      Mid-Cap Core Portfolio............................... $________  ____%
      Small Cap Core I Portfolio........................... $________  ____%

   Fidelity Variable Insurance Products
      VIP Balanced Portfolio............................... $________  ____%
   VIP Contrafund Portfolio                                 $________  ____%
      VIP Index 500 Portfolio.............................. $________  ____%

   Franklin Templeton Variable Insurance Products Trust
      Money Market Fund - Class 1.......................... $________  ____%
      Developing Markets Securities Fund - Class 2......... $________  ____%
      Foreign Securities Fund - Class 2.................... $________  ____%
      Growth Securities Fund - Class 2..................... $________  ____%

   Goldman Sachs Variable Insurance Trust
      Strategic International Equity Fund.................. $________  ____%
      Structured U.S. Equity Fund.......................... $ _______  ____%

   J.P. Morgan Series Trust II
      Small Company Portfolio.............................. $________  ____%

   The Universal Institutional Funds, Inc..................
      Core Plus Fixed Income Portfolio..................... $________  ____%
      Emerging Markets Equity Portfolio.................... $________  ____%
      High Yield Portfolio................................. $________  ____%
      Mid Cap Growth Portfolio............................. $________  ____%
      U.S. Mid Cap Value Portfolio......................... $________  ____%

   Neuberger Berman Advisers Management Trust
      AMT Partners Portfolio............................... $________  ____%

   PIMCO Variable Insurance Trust
      High Yield Portfolio................................. $________  ____%
      Long - Term U.S. Government Portfolio................ $________  ____%
      Real Return Portfolio................................ $________  ____%
      Short-Term Portfolio................................. $________  ____%
      Total Return Portfolio............................... $________  ____%

   Vanguard Variable Insurance Fund
      Total Bond Market Index Portfolio.................... $________  ____%
      Total Stock Market Index Portfolio................... $________  ____%

   AIG Retirement Company I
      International Equities Fund.......................... $________  ____%
      Mid Cap Index Fund................................... $________  ____%
      Small Cap Index Fund................................. $________  ____%


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Loan / Surrender, Executive    Page 1 of 2
Advantage(SM), 04/07,
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As Policyholder, I represent that the statements and answers in this Loan /
Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

_______________________________ ____________________________________
Signature of Insured            Signature of Policyholder (If
                                other than Insured)

___________________ _____, 20__
Date Signed

Loan / Surrender, Executive Advantage(SM), 04/07, Page 2 of 2

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Loan / Surrender, Executive    Page 2 of 2
Advantage(SM), 04/07,
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